EXHIBIT 99.1

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BMCA                                                   NEWS
Building Materials                 1361 Alps Road, Wayne, NJ 07470  973 628-3000
Corp. of America
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FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT BUILDING MATERIALS CORPORATION OF AMERICA AT 973-317-5960



December 7, 2006 - In connection with the $35.00 per share all cash merger proposal it has made to the Board of Directors of ElkCorp, BMCA announced that, on December 6, 2006, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired.

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BMCA INFORMATION

Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc. With annual sales in 2005 approximating $2.0 billion, BMCA is North America's largest manufacturer of residential and commercial roofing products and specialty building products.

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This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any ElkCorp shares, and is not a solicitation of a proxy.

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FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.